Exhibit 4.2

WYNN RESORTS, LIMITED

as obligor

and

WYNN RESORTS FUNDING, LLC

as guarantor

6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2015

INDENTURE

DATED AS OF JULY 7, 2003

U.S. BANK NATIONAL ASSOCIATION

as trustee

i

Exhibit A	Form of Security
Exhibit B	Form of Certificate of Exchange or Transfer
Exhibit C	Form of Security Guarantee
Exhibit D	Form of Collateral Pledge Agreement
Exhibit E	Form of Pledge Agreement

CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310(a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	9.10
	(b)	9.8; 9.10
	(c)	N.A.
Section	311(a)	9.11
	(b)	9.11
	(c)	N.A.
Section	312(a)	2.5
	(b)	14.3
	(c)	14.3
Section	313(a)	9.6
	(b)(1)	9.6; 13.3
	(b)(2)	9.6; 9.7
	(c)	9.6; 13.3; 14.2
	(d)	9.6
Section	314(a)	6.2; 6.3; 14.2; 14.5
	(b)	11.1; 13.2
	(c)(1)	14.4
	(c)(2)	14.4
	(c)(3)	N.A.
	(d)	11. 1; 13.3; 13;4; 13.5
	(e)	14.5
	(f)	N.A.
Section	315(a)	9.1(b)
	(b)	9.5; 14.2
	(c)	9.1(a)
	(d)	9.1(c)
	(e)	8.11
Section	316(a)(last sentence)	2.9
	(a)(1)(A)	8.5
	(a)(1)(B)	8.4
	(a)(2)	N.A.
	(b)	8.7
	(c)	14.6
Section	317(a)(1)	8.8
	(a)(2)	8.9
	(b)	2.4
Section	318(a)	14.1
	(b)	N.A.

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

a

TIA SECTION		INDENTURE SECTION
	(c)	14.1

b

THIS INDENTURE (the “Indenture”) dated as of July 7, 2003 is among Wynn Resorts, Limited, a corporation duly organized under the laws of the State of Nevada (the “Issuer”), Wynn Resorts Funding, LLC, a limited liability company duly organized under the laws of the State of Nevada (the “Guarantor”), and U.S. Bank National Association, a national bank association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

In consideration of the promises and the purchase of the Securities (as defined) by the Holders thereof, the parties agree as follows for the benefit of each other and for the equal and ratable benefit of the registered Holders of the Issuer’s 6% Convertible Subordinated Debentures due 2015.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. DEFINITIONS

“Additional Interest” means all liquidated damages then owing pursuant to Section 2.4 of the Registration Rights Agreement.

“Additional Pledged Securities” has the meaning specified in the Collateral Pledge Agreement.

“Additional Securities” means up to $50,000,000.00 aggregate principal amount of Securities (other than the Initial Securities) issued under this Indenture in accordance with Sections 2.2 hereof, as part of the same series as the Initial Securities.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange at the relevant time.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (as in effect on the date of this Indenture), except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means either the board of directors of the Issuer or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” or “capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.

“Collateral” means, collectively, the “Collateral” as defined in each of the Pledge Agreement and the Collateral Pledge Agreement, and any other property subject to a Lien of the Trustee pursuant to any other Collateral Document.

“Collateral Account” means an account established with the Collateral Agent pursuant to the terms of the Collateral Documents for the deposit of the Pledged Securities to be purchased by the Issuer with a portion of the proceeds from the sale of the Securities.

“Collateral Agent” means, initially, U.S. Bank National Association, a national banking association, as collateral agent pursuant to the Collateral Documents.

“Collateral Documents” means, collectively, the Pledge Agreement, the Collateral Pledge Agreement or any other agreement, instrument, financing statement or other document that evidences, sets forth or limits the Lien of the Trustee in the Collateral.

“Collateral Pledge Agreement” means the Collateral Pledge and Security Agreement, dated as of July 7, 2003, between the Guarantor and the Trustee, as trustee, collateral agent and securities intermediary, with respect to the Securities.

“Common Stock” means the common stock of the Issuer, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Issuer resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer and which are not subject to redemption by the Issuer; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Rate” means the number of shares of Common Stock into which each Security is convertible, and shall equal the quotient obtained by dividing $1,000 by the then current Conversion Price, rounded to four decimal places (rounded up if the fifth decimal place is 5 or more, otherwise rounded down), subject to adjustment under certain circumstances as provided in the Indenture.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 180 East Fifth Street, St. Paul, MN 55101, Attention: Corporate Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

“Credit Agreement” means that certain Credit Agreement, dated as of October 30, 2002, among Wynn Las Vegas, LLC, the several banks and other financial institutions or entities from time to time parties thereto, Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Bear Stearns Corporate Lending Inc., Dresdner Bank AG, New York and Cayman Island Branches, and JP Morgan Chase Bank.

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Designated Senior Indebtedness” means any of the Issuer’s Senior Indebtedness, the principal amount of which is $50.0 million or more and that has been designated as “Designated Senior Indebtedness.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“FF&E Facility” means that certain Loan Agreement, dated as of October 30, 2002, by and among Wynn Las Vegas, LLC, Wells Fargo Bank Nevada, N.A. and the lenders listed on Schedule IA thereto.

“Final Maturity Date” means July 15, 2015.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other applicable gaming regulatory authority or agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuer or any of its Subsidiaries.

“Gaming Law” means the gaming laws, rules, regulations or ordinances of any jurisdiction or jurisdictions to which the Issuer, any of its Subsidiaries or any of their respective Subsidiaries is, or may be at any time after the date of this Indenture, subject.

“Global Security” means each of the permanent Global Securities that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Guarantor” means the party named as such in the first paragraph of this Indenture and its successors and assigns.

“Hedging Obligations” means, with respect to any specified person, the obligations of such person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indebtedness” means, with respect to any specified person, any indebtedness of such person, whether or not contingent, but without duplication:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified person (whether or not such Indebtedness is assumed or guaranteed by the specified person) and, to the extent not otherwise included, the guarantee by the specified person of any Indebtedness of any other person.

The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

(3) in the case of a guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such guarantee; and

(4) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of:

(a) the face amount of such Indebtedness (plus, in the case of any letter of credit or similar instrument, the amount of any reimbursement obligations in respect thereof), and

(b) the fair market value of the asset(s) subject to such Lien.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Initial Pledged Securities” has the meaning specified in the Collateral Pledge Agreement.

“Initial Purchasers” means Deutsche Bank Securities Inc. and SG Cowen Securities Corporation.

“Initial Securities” means the first $200,000,000.00 aggregate principal amount of Securities issued under this Indenture on the date hereof.

“Issue Date” of any Security means the date on which such Security was originally issued or deemed issued as set forth on the face of the Security.

“Issuer” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Nasdaq” means the Nasdaq National Market.

“Officer” means the chairman or any co-chairman of the Board of Directors, any vice chairman of the Board of Directors, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Issuer and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledge Agreement” means the Pledge and Security Agreement, dated as of July 7, 2003, between the Issuer and the Trustee, as trustee and collateral agent, with respect to the Pledged Equity Interests.

“Pledged Equity Interests” has the meaning given in Section 2.1 of the Pledge Agreement.

“Pledged Securities” means the U.S. government obligations to be purchased by the Issuer and held in the Collateral Account in accordance with the Collateral Pledge Agreement.

“Redemption Price” or “redemption price” shall have the meaning set forth in paragraph 5 of the Securities.

“Redemption Date” or “redemption date” shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement dated, as of July 7, 2003, by and among the Issuer, the Guarantor and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Securities, one or more registration rights agreements among the Issuer, the Guarantor and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Securities to register such Additional Securities under the Securities Act.

“Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Restricted Certificated Security” means a Certificated Security required to bear the restricted legends required by footnote 2 of the form of Security set forth in Exhibit A of this Indenture.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restricted legends required by footnote 2 of the form of Security set forth in Exhibit A of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such rule.

“SEC” means the Securities and Exchange Commission.

“Second Mortgage Note Indenture” means that certain Indenture, dated as of October 30, 2002, governing the 12% Second Mortgage Notes due 2010 by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Desert Inn Water Company, LLC, Wynn Design & Development, LLC, Wynn Resorts Holdings, LLC, Las Vegas Jet, LLC, World Travel, LLC, Palo, LLC, Valvino Lamore, LLC, the Issuer and Wells Fargo Bank, National Association, Inc., as trustee.

“Securities” means the 6% Convertible Subordinated Notes due 2015 or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture. The Initial Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Securities shall include the Initial Securities and any Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Security Guarantee” means the Guarantee by the Guarantor of the Issuer’s payment obligations under this Indenture and on the Securities, executed pursuant to the provisions of this Indenture.

“Security Guarantee Termination Date” means the Termination Date as such term is defined in the Collateral Pledge Agreement.

“Senior Indebtedness” means the principal of, interest on, fees, costs and expenses in connection with and other amounts due on Indebtedness of the Issuer, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by the Issuer, unless, in the instrument creating or evidencing or pursuant to which such Indebtedness is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the Securities.

Notwithstanding the foregoing, “Senior Indebtedness” shall not include:

(1) Indebtedness or other obligations of the Issuer that by their terms rank equal or junior in right of payment to the Securities;

(2) Indebtedness of the Issuer that by operation of law is subordinate to any of the Issuer’s general unsecured obligations;

(3) accounts payable or other liabilities owed or owing by the Issuer to trade creditors, including guarantees thereof or instruments evidencing such liabilities;

(4) amounts owed by the Issuer for compensation to employees or for services rendered to the Issuer;

(5) the Issuer’s Indebtedness to any Subsidiary or any other Affiliate of the Issuer or any of such Affiliate’s Subsidiaries, as outstanding on June 30, 2003;

(6) capital stock of the Issuer;

(7) Indebtedness evidenced by any guarantee of any Indebtedness ranking equal or junior in right of payment to the Securities; and

(8) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the Issuer.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1–02 of Regulation S–X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

“Subsidiary” means, in respect of any Person, any corporation, association, limited liability company, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date this Indenture is qualified thereunder, except as provided in Section 13.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day during which trading in securities generally occurs on Nasdaq or, if the Common Stock is not listed on Nasdaq, on the principal national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Unrestricted Certificated Security” means a Certificated Security that is not a Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Restricted Security.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership and membership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors or managers.

SECTION 1.2. OTHER DEFINITIONS

Term	Defined in Section
“Agent Members”	2.1(b)
“Applicable Stock Price”	4.2
“Bankruptcy Law”	8.1
“Change of Control”	3.7(a)
“Change of Control Purchase Date”	3.7(a)
“Change of Control Purchase Notice”	3.7(c)
“Change of Control Purchase Price”	3.7(a)
“Conversion Agent”	2.3
“Conversion Date”	4.2
“Conversion Price”	4.6
“Custodian”	8.1
“DTC”	2.1(a)
“Depositary”	2.1(a)
“Dividend Adjustment Amount”	4.6(e)
“Dividend Declaration Determination Date”	4.6(e)
“Determination Date”	4.6(d)
“Event of Default”	8.1
“Expiration Date”	4.6(d)
“Expiration Time”	4.6(d)
“Issuer Order”	2.2
“Legal Holiday”	12.9
“Legend”	2.12(a)
“Non-Payment Default”	5.3(b)
“Paying Agent”	2.3
“Payment Blockage Period”	5.3(c)
“Payment Default”	5.3(a)
“Permitted Junior Securities”	5.2
“Pre-Dividend Sale Price”	4.6(e)
“Primary Registrar”	2.3
“Purchase Agreement”	2.1
“Purchased Shares”	4.6(d)

Term	Defined in Section
“QIB”	2.1(a)
“Registrar”	2.3
“Rights Plan”	4.6(c)
“Sale Price”	4.6(f)
“Triggering Distribution”	4.6(d)
“Trigger Event”	4.6(c)

SECTION 1.3. TRUST INDENTURE ACT PROVISIONS

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Issuer or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4. RULES OF CONSTRUCTION

Unless the context otherwise requires:

(A) a term has the meaning assigned to it;

(B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(C) words in the singular include the plural, and words in the plural include the singular;

(D) provisions apply to successive events and transactions;

(E) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(F) the masculine gender includes the feminine and the neuter;

(G) references to agreements and other instruments include subsequent amendments thereto;

(H) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(I) “or” is not exclusive;

(J) “will” shall be interpreted to express a command; and

(K) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE SECURITIES

SECTION 2.1. FORM AND DATING

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Issuer pursuant to a Purchase Agreement, dated June 30, 2003 (the “Purchase Agreement”), among the Issuer, the Guarantor and the Initial Purchasers, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a) Restricted Global Securities. All of the Initial Securities are being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the

Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Neither members of, or participants in, the Depositary (“Agent Members”) nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear the legend called for by footnote 1 of the form attached hereto as Exhibit A.

SECTION 2.2. EXECUTION AND AUTHENTICATION

An Officer shall sign the Securities for the Issuer by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery (a) Initial Securities for original issue in the aggregate principal amount of up to $200,000,000 and (b) Additional Securities for original issue in the aggregate principal amount of up to $50,000,000, each upon receipt of a written order or orders of the Issuer signed by any Officer of the Issuer (an “Issuer Order”). The Issuer Order shall specify the amount of Securities to be authenticated and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $250,000,000 except as provided in Section 2.7.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

SECTION 2.3. REGISTRAR, PAYING AGENT, CONVERSION AGENT AND COLLATERAL AGENT

The Issuer shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuer fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Issuer or any Affiliate of the Issuer may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

The Issuer hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, one such office or agency of the Issuer for each of the aforesaid purposes. The Trustee will appoint the Collateral Agent pursuant to the Collateral Documents.

SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST

Prior to 11:00 a.m., New York City time, on each due date of the principal of or accrued and unpaid interest (including Additional Interest), if any, on any Securities, the Issuer shall deposit with a Paying Agent a sum sufficient to pay such principal or interest, if any (including Additional Interest, if any), so becoming due. Subject to Section 5.3, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or accrued and unpaid interest (including Additional Interest), if any, on the Securities, and shall notify the Trustee of any default by the Issuer (or any other obligor on the Securities) in making any such payment. If the Issuer or an Affiliate of the Issuer acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of, or accrued and unpaid interest (including Additional Interest), if any, on, any Securities, segregate the money and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Issuer) shall have no further liability for the money.

SECTION 2.5. SECURITYHOLDER LISTS

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Issuer shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6. TRANSFER AND EXCHANGE

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations (if any), the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit B, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Issuer shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Issuer or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.10, 4.2 (last paragraph) or 13.5.

Neither the Issuer, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities or portions thereof in respect of which a Change of Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased); (ii) any Securities or portions thereof selected for redemption pursuant to a notice of redemption that has been delivered and not withdrawn (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed); or (iii) any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7. REPLACEMENT SECURITIES

If any mutilated Security is surrendered to the Issuer, a Registrar or the Trustee, or the Issuer, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuer, the applicable Registrar and the Trustee such security or indemnity as will be required by them to hold each of them harmless, then, in the absence of notice to the Issuer, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Issuer pursuant to Article 3, the Issuer in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8. OUTSTANDING SECURITIES

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Issuer receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If a Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds on a Change of Control Purchase Date, Redemption Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued and unpaid interest (including Additional Interest), if any, on Securities (or portions thereof) in respect of which a Change of Control Purchase Notice or notice of redemption has been delivered and not withdrawn payable on that date, then on and after such Change of Control Purchase Date, Redemption Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them (including Additional Interest), if any, shall cease to accrue.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Issuer, the Guarantor or an Affiliate of the Issuer holds the Security.

SECTION 2.9. TREASURY SECURITIES

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Issuer, the Guarantor or any other obligor on the Securities or by any Affiliate of the Issuer or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Issuer, the Guarantor or any other obligor on the Securities or any Affiliate of the Issuer or of such other obligor.

SECTION 2.10. TEMPORARY SECURITIES

Until definitive Securities are ready for delivery, the Issuer may prepare and execute, and, upon receipt of an Issuer Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

SECTION 2.11. CANCELLATION

The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Issuer. All Securities which are purchased or otherwise acquired by the Issuer or any of its Subsidiaries prior to the Final Maturity Date may, to the extent permitted by law, be reissued or resold or the Issuer may, at its option, deliver such Securities to the Trustee for cancellation.

SECTION 2.12. LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS

(a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends required by footnote 2 of the form of Securities attached hereto as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Issuer or such Registrar, as may be reasonably required by the Issuer and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Issuer to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Issuer, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Issuer, the Legend shall be reinstated.

(b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Issuer or the Registrar, an Opinion of Counsel in form reasonably acceptable to the Issuer and addressed to the

Issuer, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Issuer shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

(e) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(f) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees or successors thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Issuer within 90 days, (B) the Issuer has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

SECTION 2.13. CUSIP NUMBERS

The Issuer in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.14. DEFAULTED INTEREST

If the Issuer defaults in a payment of accrued and unpaid interest (including Additional Interest), if any, on the Securities, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND PURCHASES

SECTION 3.1. REDEMPTION BY THE ISSUER

(a) Optional Redemption. On or after July 20, 2007, the Issuer, at its option, may redeem the Securities in accordance with the provisions of paragraph 5 of the Securities and at the Redemption Prices specified in paragraph 5 of the Securities, together with accrued and unpaid interest (including Additional Interest), if any, up to but not including the Redemption Date, thereon; provided that if a Redemption Date is an interest payment date, the semi-annual payment of interest becoming due on such date shall be payable to the holder of record as of the relevant record date and the Redemption Price shall not include such interest payment.

(b) Notice to Trustee. If the Issuer elects to redeem Securities pursuant to this Section 3.1, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Issuer shall give the notice to the Trustee provided for in this Section 3.1(b) by an Issuer Order at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED

If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation system on which the Securities are then listed or traded). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of

Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 3.3. NOTICE OF REDEMPTION

At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) the Conversion Price;

(4) the name and address of the Paying Agent and Conversion Agent;

(5) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

(6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 7 of the Securities;

(7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor, together with all accrued and unpaid interest (including Additional Interest), if any;

(8) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(9) that, unless the Issuer defaults in making payment of such Redemption Price, interest on Securities called for redemption will cease to accrue on and after the Redemption Date;

(10) the CUSIP number of the Securities; and

(11) whether the Issuer elects to deliver shares of Common Stock or cash, or a combination of cash and shares of Common Stock. in the event of a conversion by a Holder in connection with the redemption.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense, provided that the Issuer makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3 and provides the Trustee with all information required for such notice of redemption.

SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION

Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, together with accrued and unpaid interest (including Additional Interest), if any, up to but not including the Redemption Date.

SECTION 3.5. DEPOSIT OF REDEMPTION PRICE

Prior to 11:00 a.m. (New York City time) on the applicable Redemption Date the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date, together with accrued and unpaid interest (including Additional Interest), if any, up to but not including the Redemption Date, thereon, other than Securities or portions of Securities called for redemption that on or prior thereto have been delivered by the Issuer to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Issuer any money not required for that purpose because of conversion of Securities pursuant to Article 4. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust.

SECTION 3.6. SECURITIES REDEEMED IN PART

Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.7. PURCHASE OF SECURITIES AT OPTION OF HOLDERS UPON CHANGE OF CONTROL

(a) If at any time that Securities remain outstanding there shall occur a Change of Control, Securities shall be purchased by the Issuer at the option of the Holders, in whole or in part, as of the date that is 30 Business Days after the occurrence of the Change of Control (the “Change of Control Purchase Date”) at a purchase price in cash equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest (including Additional Interest), if any, to, but excluding, the Change of Control Purchase Date (the “Change of Control Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.7.

A “Change of Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(1) any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Issuer’s Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration (excluding cash payments for fractional shares) that consists of something other than all or substantially all common equity that:

(a) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

(b) is approved, or immediately after the transaction or event will be approved, for quotation on Nasdaq or any similar United States system of automated dissemination of quotations of securities prices; or

(2) the occurrence of any event that constitutes a “change of control” pursuant to (i) the Second Mortgage Note Indenture, (ii) the Credit Agreement and (iii) the FF&E Facility, each as may be amended from time to time, and the occurrence of any event that constitutes a “change of control” or similar term pursuant to any agreement to refinance any such indebtedness and any other Indebtedness of the Issuer or any of its Significant Subsidiaries with a principal amount in excess of $100 million.

(b) Within 10 Business Days after the occurrence of a Change of Control, the Issuer shall mail a written notice of the Change of Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change of Control Purchase Notice to be completed by the Holder and shall state:

(1) the date of such Change of Control and, briefly, the events causing such Change of Control;

(2) the date by which the Change of Control Purchase Notice pursuant to this Section 3.7 must be given;

(3) the Change of Control Purchase Date;

(4) the Change of Control Purchase Price;

(5) the Holders’ right to require the Issuer to purchase the Securities;

(6) the name and address of each Paying Agent and Conversion Agent;

(7) the procedures that the Holder must follow to exercise rights under this Section 3.7;

(8) briefly, the conversion rights of the Securities;

(9) the Conversion Price and any adjustments thereto;

(10) that Securities as to which a Change of Control Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(11) the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal;

(12) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities; and

(13) the CUSIP number of the Securities.

If any of the Securities is in the form of a Global Security, then the Issuer shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

(c) A Holder may exercise its rights specified in subsection (a) of this Section 3.7 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Change of Control Purchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Change of Control Purchase Date.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor.

The Issuer shall purchase from the Holder thereof, pursuant to this Section 3.7, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 3.7 through 3.12 also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change of Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change of Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day immediately prior to the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.8.

A Paying Agent shall promptly notify the Issuer of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change of Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

SECTION 3.8. EFFECT OF CHANGE OF CONTROL PURCHASE NOTICE

Upon receipt by any Paying Agent of the Change of Control Purchase Notice specified in Section 3.7(c), the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change of Control Purchase Price with respect to such Security. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change of Control Purchase Date with respect to such Security (provided the conditions in Section 3.7(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.7(c). Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 4 on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn.

A Change of Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Change of Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

SECTION 3.9. DEPOSIT OF CHANGE OF CONTROL PURCHASE PRICE

On or before 11:00 a.m. New York City time on the applicable Change of Control Purchase Date, the Issuer shall deposit with the Trustee or with a Paying Agent (other than the Issuer or an Affiliate of the Issuer) an amount of money (in immediately available funds if deposited on such Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change of Control Purchase Date. The manner in which the deposit required by this Section 3.9 is made by the Issuer shall be at the option of the Issuer, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change of Control Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change of Control Purchase Price of any Security for which a Change of Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change of Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change of Control Purchase Price as aforesaid). The Issuer shall publicly announce the principal amount of Securities purchased as a result of such Change of Control on or as soon as practicable after the Change of Control Purchase Date.

SECTION 3.10. SECURITIES PURCHASED IN PART

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change of Control Purchase Date the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

SECTION 3.11. COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES

In connection with any offer to purchase or purchase of Securities under Section 3.7, the Issuer shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Issuer under Sections 3.7 through 3.10 to be exercised in the time and in the manner specified therein.

SECTION 3.12. REPAYMENT TO THE ISSUER

To the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 3.9 exceeds the aggregate Change of Control Purchase Price together with accrued and unpaid interest (including Additional Interest), if any, thereon of the Securities or portions thereof that the Issuer is obligated to purchase, then promptly after the Change of Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Issuer.

SECTION 3.13. MANDATORY DISPOSITION OR REDEMPTION PURSUANT TO GAMING LAWS

Notwithstanding any other provision hereof, if any Gaming Authority requires a Holder or Beneficial Owner of Securities to be licensed, qualified or found suitable under any applicable Gaming Law and the Holder or Beneficial Owner (1) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the Gaming Authority), or (2) is notified by a Gaming Authority that it shall not be licensed, qualified or found suitable, the Issuer shall have the right, at its option, to:

(a) require the Holder or Beneficial Owner to dispose of its Securities within 30 days (or such lesser period as required by the Gaming Authority) following the earlier of:

(i) the termination of the period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability; or

(ii) the receipt of the notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable by the Gaming Authority; or

(b) redeem the Securities of the Holder or Beneficial Owner at a redemption price equal to:

(i) the price determined by the Gaming Authority; or

(ii) if the Gaming Authority does not determine a price, the lesser of (A) the principal amount of the Securities and (B) the price that the Holder or Beneficial Owner paid for the Securities,

in each case, together with accrued and unpaid interest (including Additional Interest), if any, on the Securities to the earlier of (1) the date of redemption or such earlier date as is required by the Gaming Authority or (2) the date of the finding of unsuitability by the Gaming Authority, which may be less than 30 days following the notice of redemption. The Issuer shall notify the Trustee in writing of any redemption pursuant to this Section 3.13 as soon as reasonably practicable.

Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of Securities shall not be licensed, qualified or found suitable, the Holder or Beneficial Owner shall not have any further rights with respect to the Securities to:

(a) exercise, directly or indirectly, through any Person, any right conferred by the Securities; or

(b) receive any accrued and unpaid interest (including Additional Interest), if any, or any other distribution or payment with respect to the Securities, or any remuneration in any form from the Issuer for services rendered or otherwise, except the redemption price of the Securities.

The Issuer is not required to pay or reimburse any Holder or Beneficial Owner of Securities who is required to apply for such license, qualification or finding of suitability for the costs relating thereto. Those expenses shall be the obligation of the Holder or Beneficial Owner.

ARTICLE 4

CONVERSION

SECTION 4.1. CONVERSION PRIVILEGE

Subject to the further provisions of this Article 4 and paragraph 7 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the Business Day immediately prior to the Final Maturity Date, subject to prior redemption pursuant to Section 3.1, upon a Change of Control pursuant to 3.7 or as a result of Gaming Authority requirement pursuant to Section 3.13.

A Security in respect of which a Holder has delivered a Change of Control Purchase Notice pursuant to Section 3.7 exercising the option of such Holder to require the Issuer to purchase such Security may be converted only if such Change of Control Purchase Notice is withdrawn by a written notice of withdrawal complying in all respects with each of the provisions of this Indenture relating to such notice and delivered to the Paying Agent prior to the close of business on the Business Day prior to the Change of Control Purchase Date (unless the Issuer shall default in making the Change of Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased). The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date, as adjusted pursuant hereto. The initial Conversion Price is set forth in paragraph 7 of the Securities and is subject to adjustment as provided in this Article 4.

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

SECTION 4.2. CONVERSION PROCEDURE

To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security or facsimile of the conversion notice and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any funds related to interest, if required to be paid by such Holder under this Section 4.2 and pay any transfer or similar tax, if required to be paid by such Holder under Section 4.4. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” As soon as reasonably practicable after the Conversion Date, the Issuer shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Issuer shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Issuer had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date shall also be accompanied by payment in funds acceptable to the Issuer of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Issuer; provided, however, that if the Issuer specifies a Change of Control Purchase Date during the period that is after the record date but prior to the corresponding interest payment date, and such Holder elects to convert those Securities, the Holder will not be required to pay such funds to the Issuer at the time the Holder surrenders those Securities for conversion. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued and unpaid interest

(including Additional Interest), if any, on a converted Security. If the Issuer defaults in the payment of accrued and unpaid interest (including Additional Interest), if any, payable on such interest payment date, the Issuer shall promptly repay such funds to such Holder.

In lieu of delivery of shares of Common Stock upon notice of conversion of any Securities (for all or any portion of the Securities), the Issuer may elect to pay Holders surrendering Securities an amount in cash per Security (or a portion of a Security) equal to the Applicable Stock Price multiplied by the Conversion Rate in effect on the Conversion Date (appropriately adjusted for application to the portion of the Securities as to which the Issuer has elected to deliver in cash). The “Applicable Stock Price” is equal to the average of the Sale Prices of Common Stock over the three-Trading Day period starting the third Trading Day following the Conversion Date of the Securities appropriately adjusted pursuant to Section 4.6. The Issuer will inform the Holders through the Trustee no later than two Business Days following the Conversion Date of the Issuer’s election to deliver shares of Common Stock or to pay cash in lieu of delivery of such shares, unless the Issuer has already informed Holders of the Issuer’s election in connection with a Redemption Notice. If the Issuer elects to deliver all of such payment in shares of Common Stock, the shares will be delivered through the Conversion Agent no later than the third Business Day following the determination of the Applicable Stock Price. If the Issuer elects to pay all or a portion of such payment in cash, the payment, including any delivery of the Issuer’s Common Stock, will be made to Holders surrendering Securities no later than the tenth Business Day following the applicable Conversion Date. If an Event of Default (other than a default in a cash payment upon conversion of the Securities) has occurred and is continuing, the Issuer shall not pay cash upon conversion of any Securities or portion of a Security (other than cash for fractional shares).

Nothing in this Section 4.2 shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the accrued and unpaid interest (including Additional Interest), if any, payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

Upon surrender of a Security that is converted in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

SECTION 4.3. FRACTIONAL SHARES

The Issuer will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Issuer will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined, (calculated to the nearest  1/1000th of a share) by multiplying the Sale Price (determined as set forth in Section 4.6(f)) of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

SECTION 4.4. TAXES ON CONVERSION

If a Holder converts a Security, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 4.5. ISSUER TO PROVIDE STOCK

The Issuer shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Issuer will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on Nasdaq or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Issuer to defer the listing of such Common Stock until (a) the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture or (b) such other time, the Issuer covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security.

SECTION 4.6. ADJUSTMENT OF CONVERSION PRICE

The conversion price as stated in paragraph 7 of the Securities (the “Conversion Price”) shall be adjusted (without duplication) from time to time by the Issuer as follows:

(a) In case the Issuer shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b)

(i) In case the Issuer shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Issuer (other than Common Stock), evidences of indebtedness, rights or warrants to purchase the Issuer’s capital stock or other non-cash assets (the “distributed assets”) (including securities of any person other than the Issuer but excluding (1) dividends or distributions to the extent paid in cash, (2) dividends or distributions referred to in subsection (a) of this Section 4.6 and (3) the distribution of rights to all holders of Common Stock pursuant to a Rights Plan adopted before or after the date of this Indenture), then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction:

(1) the numerator of which shall be the Sale Price (as determined in accordance with subsection (f) of this Section 4.6) of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on Nasdaq, the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted, less the fair market value on the record date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date); and

(2) the denominator of which shall be the Sale Price (as determined in accordance with subsection (f) of this Section 4.6) of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on Nasdaq, the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

(ii) Such reduction shall become effective immediately prior to the opening of business on the day following the record date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. For purposes of this Section 4.6(b), to the extent securities are distributed, the fair market value of the securities so distributed will be based on the average sale prices (determined in a similar manner to the Sale Price as determined in accordance with subsection (f) of this Section 4.6) of those securities for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on Nasdaq, the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted.

(iii) “Fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive and which shall be evidenced by an Officers’ Certificate delivered to the Trustee). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. In the event the then fair market value (as so determined by the Issuer) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Sale Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such Holder would have received had such Holder converted each Security on such record date. In the event that such distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Sale Price of the Common Stock.

(iv) Rights or warrants (other than rights issued pursuant to a Rights Plan) distributed by the Issuer to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Issuer’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Price under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.6(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other non-cash assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(v) With respect to any rights that may be issued or distributed pursuant to any rights plan that the Issuer implements after the date of this Indenture (a “Rights Plan”), upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in any such Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to Sections 4.6(a) or (b).

(c)

(i) In case the Issuer shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Issuer or a Subsidiary of the Issuer for Common Stock consummated within the 12 months prior to the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months prior to the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds (such excess over 10%, the “excess amount”) an amount equal to 10.0% of the product of the Sale Price (as determined in accordance with subsection (f) of this Section 4.6) on the Business Day (the

“Determination Date”) immediately prior to the day on which such Triggering Distribution is declared by the Issuer multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Issuer), the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction:

(1) the numerator of which shall be the Sale Price (as determined in accordance with subsection (f) of this Section 4.6) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 4.6(c)(1)) of the excess amount applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date); and

(2) the denominator of which shall be such Sale Price (as determined in accordance with subsection (f) of this Section 4.6) on the Determination Date.

(ii) Such reduction shall become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

(d) In case any tender offer made by the Issuer or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Issuer or any Subsidiary of the Issuer for Common Stock consummated within the 12 months prior to the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months prior to the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds (such excess over 10%, the “excess consideration”) an amount equal to 10.0% of the product of the Sale Price (as determined in accordance with subsection (f) of this Section 4.6) as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”) multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Issuer) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction:

(1) the numerator of which shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Issuer) at the Expiration Time multiplied by the Sale Price (as determined in accordance with subsection (f) of this Section 4.6) on the Trading Day next succeeding the Expiration Date; and

(2) the denominator of which shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Issuer) at the Expiration Time and the Sale Price (as determined in accordance with subsection (f) of this Section 4.6) on the Trading Day next succeeding the Expiration Date.

(ii) Any such reduction shall become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Issuer is obligated to purchase shares pursuant to any such tender offer, but the Issuer is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(d)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(d)(2).

(iii) For purposes of this Section 4.6(d), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(e) If prior to July 20, 2007 the Issuer declares a dividend or distribution to all or substantially all of the holders of Common Stock, to the extent that such dividend or distribution is payable in cash, the Conversion Rate shall be adjusted such that the Conversion Rate equals the number determined by multiplying the Conversion Rate in effect on the Business Day immediately prior to the date of such declaration (the “Dividend Declaration Determination Date”) by the following ratio:

(Pre-Dividend Sale Price)

(Pre-Dividend Sale Price - Dividend Adjustment Amount)

The “Pre-Dividend Sale Price” will be calculated as the average Sale Price for the three consecutive Trading Days ending on the date immediately prior to the ex-dividend date for such dividend or distribution. The “Dividend Adjustment Amount” will be calculated as the full amount of the dividend or distribution to the extent payable in cash applicable to one share of Common Stock. If prior to July 20, 2007 the Issuer declares a dividend or distribution to all or substantially all of the holders of Common Stock payable in cash, the Conversion Rate will be adjusted pursuant to this Section 4.6(e) to the extent such dividend or distribution is payable in cash and the Conversion Price will not be adjusted pursuant to any other subsection of this Section 4.6 as a result of such cash dividend.

(f) For the purpose of any computation under subsections (b), (c), (d) and (e) of this Section 4.6, the sale price (the “Sale Price”) per share of Common Stock on any date shall be deemed to be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Nasdaq or the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on Nasdaq or a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated. If no such prices are available, the Sale Price shall be the fair value of a share of Common Stock as determined in good faith by the Board of Directors (which shall be evidenced by an Officers’ Certificate delivered to the Trustee).

(g) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date, Expiration Date or Dividend Declaration Determination Date, as the case may be, established for purposes of this Section 4.6, the Issuer may elect to defer (but only until five Business Days following the filing by the Issuer with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date, Expiration Date or Dividend Declaration Determination Date the shares of Common Stock and other capital stock of the Issuer issuable upon such conversion attributable to the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Issuer shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Issuer of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date, Expiration Date or Dividend Declaration Determination Date therefor is not thereafter made or paid by the Issuer for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date, Expiration Date or Dividend Declaration Determination Date had not occurred.

SECTION 4.7. NO ADJUSTMENT

Other than with respect to an adjustment pursuant to Section 4.6(e), no adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

No adjustment need be made for issuances of Common Stock pursuant to an Issuer plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest (including Additional Interest, if any) will not accrue on the cash.

For a transaction that would otherwise result in an adjustment to the Conversion Price, no adjustment need be made so long as the Issuer provides that the Holders of Securities, without converting, will participate in such transaction to the full extent the Holders would participate if Holders converted on the Business Day immediately prior to the transaction.

SECTION 4.8. ADJUSTMENT FOR TAX PURPOSES

The Issuer shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be in the best interest of the Issuer or be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Issuer to its stockholders shall not be taxable; provided, however, that in no event may the Issuer reduce the Conversion Price to be less than the par value of a share of Common Stock.

SECTION 4.9. NOTICE OF ADJUSTMENT

Whenever the Conversion Price is adjusted, the Issuer shall promptly issue a press release and publish a notice of adjustment on the Issuer’s website and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

SECTION 4.10. NOTICE OF CERTAIN TRANSACTIONS

In the event that:

(1) the Issuer takes any action which would require an adjustment in the Conversion Price;

(2) the Issuer consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Issuer must approve the transaction; or

(3) there is a dissolution or liquidation of the Issuer,

the Issuer shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be and shall either issue a press release containing the relevant information or make such information available on the Issuer’s web site or through another public medium as the Issuer may use at such time. The Issuer shall effect the notice at least ten days before such date. Failure to effect such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

SECTION 4.11. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE

If any of the following shall occur: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Issuer is a party other than a merger in which the Issuer is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Issuer, directly or indirectly, to any person, then the Issuer, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance, assuming such Holder did not exercise its rights of election, if any, as to the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger or sale. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

In the event the Issuer shall execute a supplemental indenture pursuant to this Section 4.11, the Issuer shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall cause notice thereof to be mailed to all Holders within 30 days of such reclassification, consolidation, merger, sale or conveyance.

SECTION 4.12. TRUSTEE’S DISCLAIMER

The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Issuer is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Issuer’s failure to comply with any provisions of this Article 4.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Issuer is obligated to file with the Trustee pursuant to Section 4.11.

ARTICLE 5

SUBORDINATION

SECTION 5.1. AGREEMENT OF SUBORDINATION

The Issuer covenants and agrees, and each Holder of Securities issued hereunder by its acceptance of the Securities likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 5; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and accrued and unpaid interest (including Additional Interest), if any, on all Securities and any other payment in respect of the Securities including on account of the acquisition or redemption of the Securities by the Issuer (including, but not limited to, the Change of Control Purchase Price or the Redemption Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article 5 shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 5.2. LIQUIDATION; DISSOLUTION; BANKRUPTCY

In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Issuer or to its assets, or any liquidation, dissolution or other winding-up of the Issuer, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Issuer (except in connection with the consolidation or merger of the Issuer or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially upon the terms and conditions described in Article 7), the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness, or provision shall be made for such payment in full, before the Securityholders will be entitled to receive any payment or distribution of any kind or character (other than (i) payments made pursuant to the Collateral Documents, and (ii) any payment or distribution in the form of equity securities or subordinated securities of the Issuer or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Securities are so subordinated (such equity securities or subordinated securities hereinafter being “Permitted Junior Securities”)) on account of principal of, or accrued and unpaid interest (including Additional Interest), if any, on the Securities; and any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (other than (x) any payments made pursuant to the Collateral Documents or (y) a payment or distribution in the form of Permitted Junior Securities), by set-off or otherwise, to which the Securityholders or the Trustee would be entitled but for the provisions of this Article 5 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

SECTION 5.3. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS

(a) No payment or distribution of any assets of the Issuer of any kind or character, whether in cash, property or securities (other than (i) any payments made pursuant to the Collateral Documents or (ii) payments in the form of Permitted Junior Securities), may be made by or on behalf of the Issuer on account of principal of or accrued and unpaid interest (including Additional Interest), if any, on the Securities or on account of the purchase, redemption or other acquisition of Securities upon the occurrence of any Payment Default until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents. “Payment Default” shall mean a default in payment, whether at scheduled maturity, upon scheduled installment, by acceleration or otherwise, of principal of, or premium, if any, or interest on Designated Senior Indebtedness beyond any applicable grace period.

(b) No payment or distribution of any assets of the Issuer of any kind or character, whether in cash, property or securities (other than (i) any payments made pursuant to the Collateral Documents or (ii) payments in the form of Permitted Junior Securities), may be made by or on behalf of the Issuer on account of principal of or accrued and unpaid interest (including Additional Interest), if any, on the Securities or on account of the purchase, redemption or other acquisition of Securities during a Payment Blockage Period, arising as a result of any default or event of default with respect to any Designated Senior Indebtedness other than any Payment Default pursuant to which the maturity thereof may be accelerated (a “Non-Payment Default”) and receipt by the Trustee of written notice thereof from the Trustee or other representative of holders of Designated Senior Indebtedness.

(c) The Payment Blockage Period shall mean the period (each, a “Payment Blockage Period”) that will commence upon the date of receipt by the Trustee of written notice from the Trustee or such other representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists and shall end on the earliest of:

(i) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated);

(ii) the date on which such Non-Payment Default is cured, waived or ceases to exist;

(iii) the date on which such Designated Senior Indebtedness is discharged or paid in full; or

(iv) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Issuer from the Trustee or such other representative initiating such Payment Blockage Period, after which the Issuer will resume making any and all required payments in respect of the Securities, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 365 consecutive days. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment Default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

SECTION 5.4. WHEN DISTRIBUTION MUST BE PAID OVER

In the event that, notwithstanding the provisions of Sections 5.2 and 5.3, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Securityholder which is prohibited by such provisions, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered by such Trustee or Securityholder to the Trustee or any other representative of holders of Senior Indebtedness, as their interest may appear, for application to Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or cash equivalents after giving effect to any concurrent distribution to or for the holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Issuer or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 5, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 5.5. NOTICE BY THE ISSUER

The Issuer shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any obligations with respect to the Securities to violate this Article 5, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 5.

SECTION 5.6. SUBROGATION

After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness that is equal in right of payment to the Securities) to the rights of holders of

Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 5 to holders of Senior Indebtedness that otherwise would have been made to Securityholders is not, as between the Issuer and Securityholders, a payment by the Issuer on the Securities.

SECTION 5.7. RELATIVE RIGHTS

This Article 5 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall: (i) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, and accrued and unpaid interest (including Additional Interest), if any, on the Securities in accordance with their terms; (ii) affect the relative rights of Holders and creditors of the Issuer other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Securities. If the Issuer fails because of this Article 5 to pay principal of or accrued and unpaid interest on, or Additional Interest with respect to, a Security on the Final Maturity date, the failure is still a Default or Event of Default.

SECTION 5.8. SUBORDINATION MAY NOT BE IMPAIRED BY THE ISSUER

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.

Without in any way limiting the generality of this Section 5.8, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 5 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Issuer, and Subsidiary thereof or any other Person.

SECTION 5.9. DISTRIBUTION OR NOTICE TO REPRESENTATIVE

Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness, the distribution may be made and the notice given to their trustee or representative.

Upon any payment or distribution of assets of the Issuer referred to in this Article 5, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

SECTION 5.10. RIGHTS OF TRUSTEE AND PAYING AGENT

Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless a responsible officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this Article 5. Only the Issuer or representative may give the notice. Nothing in this Article 5 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.7.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

SECTION 5.11. SENIOR INDEBTEDNESS ENTITLED TO RELY

The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 5, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE 6

COVENANTS

SECTION 6.1. PAYMENT OF SECURITIES

The Issuer shall promptly make or cause to be made all payments in respect of the Securities on the dates and in the manner provided in the Securities and this

Indenture. An installment of principal or accrued and unpaid interest (including Additional Interest), if any, shall be considered paid on the date it is due if the Paying Agent (other than the Issuer) holds by 11:00 a.m., New York City time, on that date money, deposited by the Issuer or an Affiliate thereof, sufficient to pay the installment. The Issuer shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum.

Payment of the principal of (and premium, if any) and any accrued and unpaid interest (including Additional Interest), if any, on the Securities shall be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of accrued and unpaid interest (including Additional Interest), if any, may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Issuer at least 10 Business Days prior to the payment date.

SECTION 6.2. SEC AND OTHER REPORTS

(a) Whether or not required by the rules and regulations of the SEC, including the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Securities are outstanding, the Issuer will furnish to the Trustee:

(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its Subsidiaries and, with respect to the annual information only, a report on the consolidated financial statements required by Form 10-K by the Issuer’s independent certified public accountants; and

(ii) all reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

(b) In addition, whether or not required by the rules and regulation of the SEC, the Issuer will file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors or prospective investors who request it in writing.

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 6.3. COMPLIANCE CERTIFICATES

The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending December 31, 2003), an Officers’ Certificate stating as to the best of the signer’s knowledge whether or not the Issuer and the Guarantor are in compliance with all conditions and covenants on their part contained in this Indenture and stating whether or not, to the best of the signer’s knowledge, there has been any default or Event of Default and, if so, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 6.4. FURTHER INSTRUMENTS AND ACTS

Upon request of the Trustee, the Issuer and the Guarantor each will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 6.5. MAINTENANCE OF CORPORATE EXISTENCE

Subject to Section 3.7(a) and Article 7, the Issuer and the Guarantor each will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 6.6. RULE 144A INFORMATION REQUIREMENT

Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Issuer covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 6.7. STAY, EXTENSION AND USURY LAWS

The Issuer and the Guarantor each covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer or the Guarantor from paying all or any portion of the principal of, premium, if any, or accrued and unpaid interest (including Additional Interest), if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Issuer and the Guarantor each (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.8. PAYMENT OF ADDITIONAL INTEREST

If Additional Interest is payable by the Issuer pursuant to the Registration Rights Agreement, the Issuer shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Issuer has paid Additional Interest directly to the Persons entitled to it, the Issuer shall deliver to the Trustee a certificate setting forth the particulars of such payment.

SECTION 6.9. GUARANTOR’S PERMITTED ACTIVITIES

Until the Security Guarantee Termination Date, the Guarantor shall not, and the Issuer shall not permit the Guarantor to, (a) engage in any business or activity other than those required by the terms of the Collateral Documents and this Indenture or otherwise necessary for the Guarantor to comply with its obligations thereunder, (b) incur any Indebtedness (other than the Security Guarantee) or other liabilities, (c) amend the Guarantor’s organizational documents or (d) issue any additional equity interests.

ARTICLE 7

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1. ISSUER MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS

The Issuer shall not consolidate with or merge into any other Person (in a transaction in which the Issuer is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, other than to one or more of its Subsidiaries, unless:

(1) in case the Issuer shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and, if the Issuer is not the surviving corporation, shall expressly assume the due and punctual payment of the principal of and any premium and accrued and unpaid interest (including Additional Interest), if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Issuer to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Issuer) formed by such consolidation or into which the Issuer shall have been merged or by the Person which shall have acquired the Issuer’s assets;

(2) immediately after giving effect to such transaction, no Event of Default or Default, shall have occurred and be continuing; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 7.2. SUCCESSOR SUBSTITUTED

Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8

DEFAULT AND REMEDIES

SECTION 8.1. EVENTS OF DEFAULT

An “Event of Default” shall occur if:

(1) on or before July 15, 2006, the Issuer defaults in the payment of any accrued and unpaid interest (including Additional Interest), if any, on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by the provisions of Article 5 hereof;

(2) after July 15, 2006, the Issuer defaults in the payment of any accrued and unpaid interest (including Additional Interest), if any, on any Security when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article 5 hereof;

(3) the Issuer defaults in the payment of any principal of (including, without limitation, any premium, if any, on), or Redemption Price or Change of Control Purchase Price on, any Security when the same becomes due and payable (whether at maturity, on a Redemption Date, Change of Control Purchase Date or otherwise), whether or not such payment shall be prohibited by the provisions of Article 5 hereof;

(4) the Issuer or any of its Subsidiaries fails to comply with any of its other agreements in the Securities or the Indenture upon receipt of notice of such default and the Issuer’s failure to cure such default, cause such default to be cured, or obtain a waiver thereof, within 60 days after receipt by the Issuer of such notice;

(5) the failure of the Issuer or any of its Subsidiaries to make any payment by the end of any applicable grace period after maturity of Indebtedness, in an amount (taken together with amounts under clause (6) below) in excess of $20 million and continuance of such failure; provided, that if any such failure shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

(6) the acceleration of Indebtedness of the Issuer or any of its Subsidiaries in an amount (taken together with amounts under (5)) in excess of $20 million because of a default with respect to such Indebtedness, without, in the case of (5) or (6), such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, for a period of 60 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of not less than 25% in aggregate principal amount of the Securities then outstanding; provided, that if any such acceleration shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

(7) final non-appealable judgments not covered by insurance aggregating in excess of $20 million rendered against the Issuer or any of its Subsidiaries, which judgments are not stayed, bonded or discharged within 60 days;

(8) (i) the Issuer or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors, or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Issuer or any Subsidiary in an involuntary case or proceeding, (B) appoints a Custodian of the Issuer or any Subsidiary or for all or substantially all of the property of the Issuer or any Subsidiary or (C) orders the liquidation of the Issuer or any Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 consecutive days;

(9) failure by the Issuer or the Guarantor for 30 days after receipt of written notice from the Trustee to comply with its agreements contained in the Collateral Documents and the Guarantee;

(10) any of the Collateral Documents or the Guarantee cease to be in full force and effect, or enforceable, prior to the expiration in accordance with such Collateral Document or Guarantee’s terms; and

(11) the Issuer fails to issue Common Stock upon conversion of Securities in accordance with Article 4, , unless such failure is cured within five days after written notice of default is given to the Company by the Trustee or the Holder of such Security.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (4) above is not an Event of Default until the Trustee notifies the Issuer, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Issuer and the Trustee, in writing of the default, and the Issuer does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 8.1 is cured, it ceases.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Issuer, a Paying Agent, any Holder or any agent of any Holder.

SECTION 8.2. ACCELERATION

If an Event of Default (other than an Event of Default specified in clause (8) of Section 8.1 with respect to the Issuer) occurs and is continuing, the Trustee may, by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Issuer and the Trustee, declare all unpaid principal plus accrued and unpaid interest (including Additional Interest), if any, to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (8) of Section 8.1 occurs with respect to the Issuer, all unpaid principal of the Securities then outstanding plus accrued and unpaid interest (including Additional Interest), if any, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 8.3. OTHER REMEDIES

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest (including Additional Interest), if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 8.4. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT

Subject to Sections 8.7 and 13.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee (and without notice to any other Securityholder) may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, premium, if any, or accrued and unpaid interest (including Additional Interest), if any, on any Security, a failure by the Issuer to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 13.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

SECTION 8.5. CONTROL BY MAJORITY

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee in good faith determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 8.6. LIMITATIONS ON SUITS

A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or accrued and unpaid interest (including any payments in connection with any optional redemption or Change of Control and Additional Interest, if any) or for the conversion of the Securities pursuant to Article 4) unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 8.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and accrued and unpaid interest on the Security (including any payments in connection with a redemption pursuant to Section 3.1, Change of Control, and Additional Interest, if any), on or after the respective due dates expressed in the Security and this Indenture, to convert such Security accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 8.8. COLLECTION SUIT BY TRUSTEE

If an Event of Default in the payment of principal or accrued and unpaid interest (including Additional Interest), if any, specified in clause (1), (2) or (3) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or another obligor on the Securities for the whole amount of principal and accrued and unpaid interest (including Additional Interest), if any, remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 8.9. TRUSTEE MAY FILE PROOFS OF CLAIM

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.10. PRIORITIES

If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 9.7;

Second, to the holders of Senior Indebtedness to the extent required by Article 5;

Third, to Holders for amounts due and unpaid on the Securities for principal and accrued and unpaid interest (including Additional Interest), if any,, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and accrued and unpaid interest (including Additional Interest), if any, respectively; and

Fourth, the balance, if any, to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

SECTION 8.11. UNDERTAKING FOR COSTS

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 9

TRUSTEE

SECTION 9.1. DUTIES OF TRUSTEE

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of subsection (b) of this Section 9.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 9.2. RIGHTS OF TRUSTEE

Subject to Section 9.1:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Section 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.

(c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 9.3. INDIVIDUAL RIGHTS OF TRUSTEE

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 5.10, 9.10 and 9.11.

SECTION 9.4. TRUSTEE’S DISCLAIMER

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 9.5. NOTICE OF DEFAULT OR EVENTS OF DEFAULT

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of or accrued and unpaid interest (including Additional Interest), if any, on any Security.

SECTION 9.6. REPORTS BY TRUSTEE TO HOLDERS

If such report is required by TIA Section 313, within 60 days after each May 15, beginning with May 15, 2004, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuer and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Issuer shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

SECTION 9.7. COMPENSATION AND INDEMNITY

The Issuer shall pay to the Trustee from time to time such compensation as agreed to from time to time by the Issuer and the Trustee in writing for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuer need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

The Issuer need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence or bad faith.

To secure the Issuer’s payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and accrued and unpaid interest (including Additional Interest), if any, on the Securities. The obligations of the Issuer under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

SECTION 9.8. REPLACEMENT OF TRUSTEE

The Trustee may resign by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Issuer’s written consent (which consent shall not be unreasonably withheld), appoint a successor Trustee. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 9.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Issuer’s obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

SECTION 9.9. SUCCESSOR TRUSTEE BY MERGER, ETC

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Issuer and each Holder.

SECTION 9.10. ELIGIBILITY; DISQUALIFICATION

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 9.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 10

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.1. SATISFACTION AND DISCHARGE OF INDENTURE

This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money or shares of Common Stock has theretofore been deposited in trust and thereafter repaid or returned to the Issuer as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money or shares of Common Stock has theretofore been deposited in trust and thereafter repaid or returned to the Issuer as provided in Section 10.3) have become due and payable, whether at the Final Maturity Date, or any Redemption Date or Change of Control Purchase Date, or upon conversion or otherwise, and the Issuer has irrevocably deposited or caused to be irrevocably deposited cash or Common Stock, as applicable hereunder, with the Trustee or a Paying Agent (other than the Issuer or any of its Affiliates) or Conversion Agent (other than the Issuer or any of its Affiliates) as trust funds or property in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and accrued and unpaid interest (including Additional Interest), if any, to the date of such deposit (in the case of Securities which have become due and payable);

(2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and, if the Trustee so requests, an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 9.7 shall survive and, if money or shares of Common Stock shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.12 and 14.6, Articles 4 and 11, the last paragraph of Section 6.2 and this Article 10, shall survive until the Securities have been paid in full.

SECTION 10.2. APPLICATION OF TRUST MONEY

Subject to the provisions of Section 10.3, the Trustee, a Paying Agent or Conversion Agent shall hold in trust, for the benefit of the Holders, all money and Common Stock deposited with it pursuant to Section 10.1 and shall apply the deposited money and Common Stock in accordance with this Indenture and the Securities to the payment of the principal of and accrued and unpaid interest (including Additional Interest), if any, on the Securities. Money and Common Stock so held in trust shall not be subject to the subordination provisions of Article 5.

SECTION 10.3. REPAYMENT TO ISSUER

The Trustee and each Paying Agent and Conversion Agent shall promptly pay or return, as appropriate, to the Issuer upon request any excess money or shares of Common Stock (i) deposited with them pursuant to Section 10.1 and (ii) held by them at any time.

The Trustee and each Paying Agent and Conversion Agent shall pay to the Issuer upon request any money or shares of Common Stock held by them for the payment of principal or accrued and unpaid interest (including Additional Interest), if any, that remains unclaimed for two years after a right to such money or Common Stock has matured; provided, however, that the Trustee or such Paying Agent or Conversion Agent, before being required to make any such payment or transfer, may at the expense of the Issuer cause to be mailed to each Holder entitled to such money or Common Stock notice that such money or Common Stock remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money or shares of Common Stock then remaining will be repaid or returned to the Issuer. After payment or return to the Issuer, Holders entitled to money or shares of Common Stock must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 10.4. REINSTATEMENT

If the Trustee or any Paying Agent or Conversion Agent is unable to apply any money or shares of Common Stock in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent or Conversion Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 10.2; provided, however, that if the Issuer has made any payment of the principal of or accrued and unpaid interest (including Additional Interest), if any, on any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or Common Stock held by the Trustee or such Paying Agent.

ARTICLE 11

SECURITY

SECTION 11.1. SECURITY

(a) Concurrently with the execution herewith, (i) the Issuer shall enter into the Pledge Agreement and comply with the terms and provisions thereof and (ii) the Issuer shall cause the Guarantor to, and the Guarantor shall, (a) enter into the Collateral Pledge Agreement and comply with the terms and provisions thereof and (b) purchase the Initial Pledged Securities to be pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders in such amount as will be sufficient, accounting for scheduled interest and principal payments of such Initial Pledged Securities, as computed by the Issuer and verified for mathematical accuracy by Deloitte & Touche LLP, independent public accountants, or another nationally recognized firm of independent public accountants selected by the Issuer, to provide for cash payment in full of the first six scheduled interest payments when due on the Securities (i.e., sufficient to provide cash payment in full of scheduled interest payments when due during the period from the date hereof up to and including July 15, 2006). The Initial Pledged Securities shall be pledged by the Guarantor to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and shall be held by the Collateral Agent in the Collateral Account pending disposition pursuant to the Collateral Pledge Agreement.

(b) On each relevant Issue Date (if such Issue Date is different from the date hereof), the Issuer shall cause the Guarantor to, and the Guarantor shall, (i) enter into a supplement to the Collateral Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the Additional Pledged Securities to be pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders in such amount as will be sufficient, accounting for scheduled interest and principal payments of such Additional Pledged Securities, as computed by the Issuer and verified for mathematical accuracy by Deloitte & Touche LLP, independent public accountants, or another nationally recognized firm of independent public accountants selected by the Issuer, to provide for cash payment in full of the first six scheduled interest payments when due on the Securities issued on such Issue Date (i.e., sufficient to provide for cash payment in full of scheduled interest payments when due during the period from such Issue Date up to and including July 15, 2006). The Additional Pledged Securities shall be pledged by the Guarantor to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and shall be held by the Collateral Agent in the Collateral Account pending disposition pursuant to the Collateral Pledge Agreement.

(c) Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of the Collateral thereunder) as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of each Holder affected thereby), and authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. Each of the Issuer and the Guarantor will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purpose herein expressed. Each of the Issuer and the Guarantor shall take, or shall cause to be taken, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Issuer under this Indenture and the Securities as provided in the Collateral Documents, valid and enforceable first priority perfected liens in and on all the Collateral described therein, in favor of the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.

(d) The release of any Collateral pursuant to any Collateral Document will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent such Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Issuer shall cause Section 314(d) of the TIA relating to the release of property or securities from the Liens and security interests of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Liens and security interests of the Collateral Documents to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuer, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Issuer.

(e) Each of the Issuer and the Guarantor shall cause Section 314(b) of the TIA, relating to opinions of counsel regarding the Liens under the Collateral Documents, to be complied with. The Trustee may, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such Opinions of Counsel.

(f) The Trustee and the Collateral Agent each may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all reasonable actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Issuer thereunder. The Trustee and the Collateral Agent shall have the power to institute and maintain such suits and proceedings as the Trustee and the Collateral Agent may reasonably deem expedient to preserve or protect their interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of, or compliance with, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders, the Collateral Agent or the Trustee).

(g) Beyond the exercise of reasonable care in the custody and preservation thereof, the Trustee and the Collateral Agent shall have no duty as to any Collateral in their possession or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which they accord their own property or property held in similar accounts and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of the Collateral Agent, any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(h) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or otherwise, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer or the Guarantor, as the case may be, to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Collateral Documents by the Issuer, the Guarantor or the Collateral Agent.

ARTICLE 12

NOTE GUARANTEE

SECTION 12.1. GUARANTEE

Subject to this Article 12, the Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuer hereunder or thereunder, that:

(a)

(i) the principal of, premium and accrued and unpaid interest (including Additional Interest), if any, on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and accrued and unpaid interest (including Additional Interest), if any, on the Securities, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantor hereby agrees that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Security Guarantee will not be discharged until the earlier of (i) the complete performance of each of the Issuer and the Guarantor of the obligations contained in the Securities and this Indenture and (ii) the Security Guarantee Termination Date.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantor, any amount paid by either to the Trustee or such Holder, this Security Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 8 hereof for the purposes of this Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 8 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Security Guarantee.

SECTION 12.2. LIMITATION ON GUARANTOR LIABILITY

The Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Security Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 12.3. EXECUTION AND DELIVERY OF SECURITY GUARANTEE

To evidence its Security Guarantee set forth in Section 12.1, the Guarantor hereby agrees that a notation of such Security Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of the Guarantor by one of its Officers.

The Guarantor hereby agrees that its Security Guarantee set forth in Section 12.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Security Guarantee.

If an Officer whose signature is on this Indenture or on the Security Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Security Guarantee is endorsed, the Security Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 12.4. GUARANTOR MAY NOT CONSOLIDATE, ETC.

Except as provided in the Collateral Documents, the Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not the Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor.

SECTION 12.5. RELEASE OF SECURITY GUARANTEE

The Security Guarantee will be released and the Guarantor shall be relieved of any obligations under the Security Guarantee on the Security Guarantee Termination Date in connection with the termination of the Collateral Documents. Until the Guarantor is released from its obligations under its Security Guarantee, the Guarantor will remain liable for the full amount of principal of and accrued and unpaid interest (including Additional Interest), if any, on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

ARTICLE 13

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 13.1. WITHOUT CONSENT OF HOLDERS

The Issuer, the Guarantor and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(a) to comply with Sections 4.11, 7.1 and 7.2;

(b) to add to the covenants of the Issuer for the equal and ratable benefit of the Securityholders or to surrender any right, power or option conferred upon the Issuer;

(c) to cure any ambiguity, omission, defect or inconsistency in the Indenture, to correct or supplement any provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, so long as the interests of Holders are not adversely affected in any material respect under the Indenture;

(d) to appoint a successor Trustee;

(e) to provide any additional Events of Default;

(f) to increase the Conversion Rate, provided the increase will not adversely affect the interests of Holders of Securities in any material respect;

(g) to make any other change that does not adversely affect the rights of any Securityholder;

(h) to comply with the provisions of the TIA; and

(i) to modify the provisions of the Indenture or the Collateral Documents relating to the pledge of securities in a manner that does not adversely affect the interests of the Holders of Securities;

provided that any amendment described in clause (c) above made solely to conform the provisions of the Indenture to the description of the Securities contained in the offering memorandum dated June 30, 2003 of the Issuer with respect to the Securities will not be deemed to adversely affect the interests of Holders of the Securities.

SECTION 13.2. WITH CONSENT OF HOLDERS

The Issuer, the Guarantor and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 13.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

(a) change the stated maturity of any payment of principal of, or any premium on, any Securities, or reduce the principal amount or the interest rate of any Security, or change any place of payment where, or the coin or currency in which, any Security or any premium is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be) or adversely affect the conversion or repurchase provisions in the Indenture;

(b) change the Final Maturity Date of the principal of, or time or manner of payment of interest on, any Security;

(c) reduce the principal amount of, or any premium or accrued and unpaid interest (including Additional Interest), if any, on, any Security;

(d) reduce the amount of principal payable upon acceleration of the maturity of any Security;

(e) change the place or currency of payment of principal of, or any premium or accrued and unpaid interest (including Additional Interest), if any, on, any Security;

(f) impair the right to institute suit for the enforcement of any payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the repayment date, as the case may be), or with respect to, any Security;

(g) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such modification, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture;

(h) modify the Redemption Price pursuant to Article 3 in a manner adverse to Holders;

(i) modify the Change in Control Purchase Price of any Security pursuant to Article 3 in a manner adverse to Holders;

(j) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture;

(k) modify the Security Guarantee of Article 12 in a manner adverse to the Holders of Securities;

(l) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

(m) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture;

(n) modify any of the provisions of this Section or Section 8.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; and

(o) release the Guarantor from any of its obligations under the Security Guarantee other than in accordance with the terms of the Indenture and Collateral Documents.

In addition to the foregoing, any amendment to, or waiver of, the provisions of the Indenture relating to subordination pursuant to Article 5 that adversely affects the rights of the Holders of the Securities will require the consent of the Holders of at least 75% in aggregate principal amount of Securities then outstanding.

It shall not be necessary for the consent of the Holders under this Section 13.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 13.2 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. An amendment or supplement under this Section 13.2 or under Section 13.1 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

Notwithstanding anything to the contrary herein, at any time after the Security Guarantee Termination Date, the signature of the Guarantor shall not be required to effect any amendment, supplement or waiver under this Article 13.

SECTION 13.3. COMPLIANCE WITH TRUST INDENTURE ACT

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 13.4. REVOCATION AND EFFECT OF CONSENTS

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

SECTION 13.5. NOTATION ON OR EXCHANGE OF SECURITIES

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 13.6. TRUSTEE TO SIGN AMENDMENTS, ETC

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 13 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Issuer, whether on its on behalf or as owner of the equity interests of the Guarantor, may not sign an amendment or supplement indenture until the Board of Directors approves it.

SECTION 13.7. EFFECT OF SUPPLEMENTAL INDENTURES

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 14

MISCELLANEOUS

SECTION 14.1. TRUST INDENTURE ACT CONTROLS

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 14.2. NOTICES

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers.

If to the Issuer and/or the Guarantor, to:

c/o Wynn Resorts, Limited

3145 Las Vegas Boulevard South

Las Vegas, NV 89109

Facsimile: (702) 733-4596

Attention: Marc H. Rubinstein, General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Ave., Suite 3400

Los Angeles, CA 90071

Facsimile: (213) 687-5600

Attention: Jerome L. Coben

if to the Trustee, to:

U.S. Bank National Association

180 East Fifth Street

St. Paul, MN 55101

Facsimile No.: (651) 244-0711

Attention: Corporate Trust Services

The Issuer, the Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if set via facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 14.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 14.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) if the Trustee so requests, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 14.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA Section 314(e) and must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 14.6. RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS

The Issuer (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than forty-five (45) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 13.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 14.7. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT

The Trustee may make reasonable rules for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 14.8. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND EQUITY HOLDERS

No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of the Issuer, any Subsidiary or any Guarantor, or any of their subsidiaries, as such, shall have any liability for any obligations of either the Issuer or the Guarantor under the Security, the Security Guarantees, this Indenture, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Security.

SECTION 14.9. LEGAL HOLIDAYS

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 14.10. GOVERNING LAW

THE INDENTURE, THE SECURITIES AND THE SECURITY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 14.11. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, the Guarantor, any of the Issuer’s Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.12. SUCCESSORS

All agreements of the Issuer in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

All agreements of the Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 13.5.

SECTION 14.13. SEVERABILITY

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.14. MULTIPLE COUNTERPARTS

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 14.15. TABLE OF CONTENTS, HEADINGS, ETC

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 14.16. REGISTRATION RIGHTS AGREEMENT

Certain Holders of Securities may be entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

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SIGNATURES

ISSUER:

WYNN RESORTS, LIMITED

/s/ RONALD J. KRAMER

Ronald J. Kramer
President

GUARANTOR:

WYNN RESORTS FUNDING, LLC

By:	Wynn Resorts, Limited a Nevada corporation, its sole member and control manager

/s/ RONALD J. KRAMER
Ronald J. Kramer
President

[Signature Page – Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

/s/ FRANK P. LESLIE III

Authorized Signatory

[Signature Page – Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO WYNN RESORTS, LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[THIS SECURITY, THE GUARANTEE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NONE OF THIS SECURITY, THE GUARANTEE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.]

[THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY OR AFFILIATE THEREOF, (B) FOR SO

1	These paragraphs should be included only if the Security is a Global Security.

LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR, OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]2

[THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]2

2	These paragraphs to be included only if the Security is a Restricted Security.

EXHIBIT A

WYNN RESORTS, LIMITED

CUSIP: 983134 AA 5	R-

6% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2015

Wynn Resorts, Limited, a Nevada corporation (the “Company,” which term shall include any successor corporation under the Indenture referred to on the reverse hereof), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of                                  ($                                ) on July 15, 2015.

Interest Payment Dates:	July 15 and January 15

Record Dates:	July 1 and January 1

This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WYNN RESORTS, LIMITED

By:
Name:
Title:

Dated:

Trustee’s Certificate of Authentication: This is one of the

Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

WYNN RESORTS, LIMITED

6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2015

1. INTEREST

Wynn Resorts, Limited, a Nevada corporation (the “Company,” which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 6% per annum. The Company shall pay interest semiannually on July 15 and January 15 of each year, commencing January 15, 2004. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 7, 2003; provided, however, that if there is not an existing default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

2. METHOD OF PAYMENT

The Company shall pay accrued and unpaid interest (including Additional Interest), if any, on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on July 1 and January 1, as the case may be, immediately prior to the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and accrued and unpaid interest (including Additional Interest), if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and accrued and unpaid interest (including Additional Interest), if any, in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 6% Convertible Subordinated Debentures due 2015 (the “Securities”), issued under an Indenture dated as of July 7, 2003 (together with any supplemental indentures thereto, the “Indenture”), among the Company, Wynn Resorts Funding, LLC (the “Guarantor”) and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

The Securities are subordinated unsecured (except as described in the Indenture and in the Collateral Documents) obligations of the Company limited to up to $250,000,000 aggregate principal amount (subject to Section 2.2 of the Indenture).

5. REDEMPTION

There is no sinking fund for the Securities. On or after July 20, 2007, the Securities are redeemable at the option of the Company at any time as a whole, or from time to time in part, at the redemption prices set out below (the “Redemption Prices”), together with accrued and unpaid interest to, but excluding, the Redemption Date. However, if a Redemption Date is an interest payment date, the semi-annual payment of interest becoming due on such date shall be payable to the holder of record as of the relevant record date and the redemption price shall not include such interest payment.

The table below shows redemption prices of a Security per $1,000 principal amount if redeemed during the periods described below.

Period	Redemption Price

Beginning July 20, 2007 and ending on July 14, 2008	103.600%

Beginning July 15, 2008 and ending on July 14, 2009	103.000%

Beginning July 15, 2009 and ending on July 14, 2010	102.400%

Beginning July 15, 2010 and ending on July 14, 2011	101.800%

Beginning July 15, 2011 and ending on July 14, 2012	101.200%

Beginning July 15, 2012 and ending on July 14, 2013	100.600%

Beginning July 15, 2013 and thereafter	100.000%

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued and unpaid interest (including Additional Interest), if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

6. PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE OF CONTROL

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 30 Business Days after the occurrence of a Change of Control, in cash, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest (including Additional Interest), if any, up to, but excluding, the Change of Control Purchase Date. The Holder shall have the right to withdraw any Change of Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately prior to the Change of Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

7. CONVERSION

A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the Business Day immediately prior to the Final Maturity Date, at the Conversion Price then in effect; provided, however, that, if such Security is called for redemption or submitted or presented for purchase pursuant to Article 3 of the Indenture, such conversion right shall terminate at the close of business on the Redemption Date or at the close of business on the Business Day immediately prior to the Change of Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall default in making the redemption payment or Change of Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be).

The initial Conversion Price is $23.00 per share, subject to adjustment under certain circumstances as provided in the Indenture. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Conversion Price in effect on the Conversion Date, as adjusted pursuant to the Indenture. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Sale Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security or facsimile of the conversion notice and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any funds related to interest, if required to be paid by such Holder under Section 4.2 of the Indenture and pay any transfer or similar tax, if required to be paid by such Holder under Section 4.4 of the Indenture. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder had delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

In lieu of delivery of shares of Common Stock upon notice of conversion of any Securities (for all or any portion of the Securities), the Company may elect to pay Holders surrendering Securities an amount in cash per Security (or a portion of a Security) equal to the Applicable Stock Price multiplied by the Conversion Rate in effect on the Conversion Date. The “Applicable Stock Price” is equal to the average of the Sale Prices of Common Stock over the three-Trading Day period starting the third Trading Day following the Conversion Date of the Securities appropriately adjusted pursuant to Section 4.6 of the Indenture. The Company will inform the Holders through the Trustee no later than two Business Days following the Conversion Date of the Company’s election to deliver shares of Common Stock or to pay cash in lieu of delivery of such shares, unless the Company has already informed Holders of the Company’s election in connection with a Redemption Notice. If the Company elects to deliver all of such payment in shares of Common Stock, the shares will be delivered through the Conversion Agent no later than the third Business Day following the determination of the Applicable Stock Price. If the Company elects to pay all or a portion of such payment in cash, the payment, including any delivery of the Common Stock, will be made to Holders surrendering Securities no later than the tenth Business Day following the applicable Conversion Date. If an Event of Default (other than a default in a cash payment upon conversion of the Securities) has occurred and is continuing, the Company shall not pay cash upon conversion of any Securities or portion of a Security (other than cash for fractional shares).

8. SUBORDINATION

The payment of principal of and accrued and unpaid interest on the Securities will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

9. DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10. PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY

If money for the payment of principal or accrued and unpaid interest (including Additional Interest), if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12. AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder. In addition to the foregoing, any amendment to, or waiver of, the provisions of the Indenture relating to subordination pursuant to Article 5 thereof that adversely affects the rights of the Holders of the Securities will require the consent of the Holders of at least 75% in aggregate principal amount of Securities then outstanding.

13. SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14. DEFAULTS AND REMEDIES

If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest. The Company is required to file periodic reports with the Trustee as to the absence of defaults or Events of Default interest.

15. TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16. NO RECOURSE AGAINST OTHERS

No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of the Company, any Subsidiary or any Guarantor, or any of their subsidiaries, as such, shall have any liability for any obligations of either the Company or the Guarantor under this Security, the Security Guarantees, the Indenture, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Security.

17. AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19. INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. The Indenture, the Securities and the Security Guarantee will be governed by and construed in accordance with the laws of the State of

New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Wynn Resorts, Limited, 3145 Las Vegas Boulevard South, Las Vegas, NV, 89109, Facsimile: (702) 733-4444, Attention: Vice President – Investor Relations.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:  ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $                    .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE

UPON A CHANGE OF CONTROL

To: Wynn Resorts, Limited

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Wynn Resorts, Limited (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change of Control Purchase Price, together with accrued and unpaid interest (including Additional Interest, if any) to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Signature Guaranty

Principal amount to be purchased

(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES3

The following exchanges, repurchases or conversions of a part of this global Security have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

[3]	This schedule should be included only if the Security is a Global Security.

EXHIBIT C

[FORM OF NOTATION OF GUARANTEE]

For value received, Wynn Resorts Funding, LLC (the “Guarantor”) (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 7, 2003 (the “Indenture”) among Wynn Resorts, Limited, (the “Company”), the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and accrued and unpaid interest (including Additional Interest), if any, on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and accrued and unpaid interest (including Additional Interest), if any, on the Securities, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Security Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Security Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Security in accordance with the provisions of the Indenture.

WYNN RESORTS FUNDING, LLC

By:
Name:
Title:

C-1